
                                                  Willis Lease Finance Corporation
                                                  Computation of Earnings Per Share
                                                    Quarters Ended March 31, 1997


                                                                                                  1997                   1996
                                                                                              --------------------------------------
                                                                                               (in thousands, except per share data)

Income before extraordinary item

Primary
     Earnings
           Income to common shares before extraordinary item:                                      $1,015              $  837

     Shares:
          Weighted average number of common shares                                                  5,577               3,111
          outstanding
                                                                                                   ======              ======

Primary earnings per common share before extraordinary item                                        $ 0.18              $ 0.27

Assuming Full Dilution
     Earnings:
           Income before extraordinary item                                                        $1,015              $  837
                                                                                                   ======              ======

     Shares:
          Weighted average number of common shares
          outstanding and common stock equivalents                                                  5,577               3,111
                                                                                                   ======              ======

Earnings per common share assuming full dilution                                                   $ 0.18              $ 0.27
                                                                                                   ======              ======



Net income
Primary
     Earnings:
          Net income to common shares:                                                             $3,023              $  837
                                                                                                   ======              ======

     Shares:
          Weighted average number of common shares                                                  5,577               3,111
          outstanding
                                                                                                   ======              ======

Primary earnings per common share                                                                  $ 0.54              $ 0.27

Assuming Full Dilution
     Earnings:
          Net income                                                                               $3,023              $  837
                                                                                                   ======              ======

     Shares:
          Weighted average number of common shares
         outstanding and common stock equivalents                                                   5,577               3,111
                                                                                                   ======              ======

Earnings per common share assuming full dilution                                                   $ 0.54              $ 0.27
                                                                                                   ======              ======
